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                                   EXHIBIT 21
                                  SUBSIDIARIES

                                                                 STATE OR OTHER
                                                                 JURISDICTION OF
NAME                                                              INCORPORATION
----                                                          ---------------------
Fedders North America, Inc.(1)..............................      Delaware
Fedders International, Inc.(1)..............................      Delaware
Fedders Addison Company, Inc.(2)............................      Delaware
Trion, Inc.(2)..............................................    Pennsylvania
Melcor Corporation(2).......................................     New Jersey
Emerson Quiet Kool Corporation(2)...........................      Delaware
Rotorex Company, Inc.(2)....................................      Delaware
Envirco Corporation(3)......................................     New Mexico
Trion Ltd.(3)...............................................   United Kingdom
Fedders Eubank Company, Inc(4)..............................        Texas
Quanzhou Melcor Hua Yu Thermoelectric Co. Ltd.(5)...........        China
Xi'An Fedders Dong Fang Air Conditioner Compressor Co.
  Ltd.(6)...................................................        China
Fedders Investment Corporation(7)...........................      Delaware
Polenz GmbH(7)..............................................       Germany
Fedders Koppel, Inc.(7).....................................     Philippines
Fedders International Air Conditioning Pvt., Ltd.(7)........        India
Fedders Shanghai Co., Ltd.(8)...............................        China
Fedders (Suzhou) Indoor Air Quality Co. Ltd.(8).............        China
Fedders Air Treatment Research and Development (Shanghai)
  Co.,Ltd.(8)...............................................        China
Fedders Xinle Co. Ltd.(9)...................................        China
Fedders Suning (Nanjing) Co. Ltd.(10).......................        China
Universal Comfort Products Pvt. Ltd.(11)....................        India
Changzhou Fedders Xingrong Air Conditioner Components Co.,
  Ltd.(11)..................................................        China

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 (1) Subsidiary of Fedders Corporation

 (2) Subsidiary of Fedders North America, Inc.

 (3) Subsidiary of Trion, Inc.

 (4) Subsidiary of Melcor Corporation

 (5) Majority owned subsidiary of Melcor Corporation

 (6) 50% owned subsidiary of Rotorex Company, Inc.

 (7) Subsidiary of Fedders International, Inc.

 (8) Subsidiary of Fedders Investment Corporation

 (9) Majority owned subsidiary of Fedders Investment Corporation

(10) Majority owned subsidiary of Fedders International, Inc.

(11) 50% owned subsidiary of Fedders International, Inc.